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                                                                     EXHIBIT 8.1


                   [SIDLEY AUSTIN BROWN & WOOD LLP LETTERHEAD]





Wallace Computer Services, Inc.
2275 Cabot Drive
Lisle, Illinois 60532

            Re:   Moore Corporation Limited
                  Registration Statement on Form S-4

Ladies and Gentlemen:

            We have acted as special counsel to Wallace Computer Services, Inc., a Delaware corporation (the "Company"), in connection with the preparation of the Registration Statement on Form S-4 of Moore Corporation Limited, a corporation continued under the laws of Canada ("Parent"), initially filed on or about the date hereof (together with all exhibits thereto, the "Registration Statement"). This opinion is being furnished in accordance with the requirements of Item 21 of Form S-4 under the Securities Act of 1933, as amended (the "Act").

            Our opinion is based upon an examination of the Registration Statement and such other documents as we have deemed necessary or appropriate as a basis therefor. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, or photostatic copies, and the authenticity of the originals of such copies.

            In rendering our opinion, we have considered the applicable provisions of the Internal Revenue Code of 1986, as amended, Treasury regulations, judicial decisions, administrative rulings and other applicable authorities, in each case as in effect on the date hereof. The statutory provisions, regulations, decisions, rulings and other authorities on which this opinion is based are subject to change, and such changes could apply retroactively.

            This opinion letter shall not be construed as or deemed to be a guaranty or insuring agreement. Opinions of counsel represent only counsel's best legal judgment and are
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SIDLEY AUSTIN BROWN & WOOD LLP                                          NEW YORK

Wallace Computer Services, Inc.
Page 2


not binding on the Internal Revenue Services (the "IRS") or on any court. Accordingly, no assurance can be given that the IRS will not challenge the propriety of the opinion set forth herein or that such a challenge would not be successful.

            Based on and subject to the foregoing, the discussion set forth in the section of the Registration Statement entitled "Taxation -- Certain U.S. Federal Income Tax Considerations," insofar as such discussion relates to the U.S. federal income tax consequences of the exchange of Wallace shares pursuant to the merger, are a fair and accurate summary in all material respects of the matters addressed therein, based upon current laws and the assumptions stated or referred to therein and the qualifications stated therein.

            Other than as expressly stated above, we express no opinion regarding the tax treatment of the exchange of Wallace shares pursuant to the merger under the laws of any State or local government within the United States or under the laws of any foreign country. Additionally, we express no opinion regarding any other tax consequences of the merger, or on any issue relating to the Company or Parent or, in each case, to any investment therein or under any other law. We are furnishing this opinion to you in connection with the filing of the Registration Statement with the Securities and Exchange Commission (the "SEC") and this opinion is not to be used, circulated, quoted, or otherwise referred to for any other purpose without our written permission. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the matters stated, represented or assumed herein or any subsequent changes in applicable law, regulations or interpretations thereof.

            We consent to the filing of this opinion as Exhibit 8.1 to the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the SEC promulgated thereunder.


                                       Very truly yours,


                                       SIDLEY AUSTIN BROWN & WOOD LLP